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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of Genzyme Corporation on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933, 33-55656, 33-68188,
33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 33-30007, 33-68208,
33-58351, 333-33265, 333-10005, 333-33251, 333-83669, 33-22464, 33-29440,
33-51416, 333-51872, 333-51906, 333-52202, 333-55126, 33-68186, 33-58353,
33-58355, 33-60435, 333-33291, 333-64095, 33-21241, 333-42371, 333-64103,
333-81275, 333-87967, 333-81277, 333-83673 and 333-83681) and on Form S-3
(File Nos. 33-61853, 333-31548 and 333-87449) of our report dated February 22, 2000, relating to the financial statements of RenaGel LLC, which appears in GelTex Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 26, 2001